Exhibit 10.1

February 10, 2014

PO Box 3784

Coeur d'Alene, ID 83816

Mr. Randal Hardy

Timberline Resources

101 E Lakeside Avenue

Coeur d'Alene, ID 83814

Dear Mr. Hardy,

Pursuant to the "Drilling Services and Related Payment Obligations Agreement", dated November 9, 2011, Timberline Drilling, Inc. has an obligation to make a payment or provide discounted drilling services to Timberline Resources in the amount of $220,000 by November 9, 2014.

Timberline Resources desires to be paid in cash early on this obligation and Timberline Drilling, Inc. agrees to make a payment to Timberline Resources of $150,000 on February 10, 2014 to satisfy the entire obligation due November 9, 2014. Future obligations beyond November 9, 2014 remain intact.

Please sign below indicating your agreement with the above referenced terms and indicating receipt of the payment.

Sincerely,

Lewis E. Walde

Vice President-Finance

Timberline Drilling, Inc.

Agreed to:

/s/ Randy Hardy

______________________________

Randy Hardy, Chief Financial Officer

Timberline Resources Corporation